                                                                   EXHIBIT 10.26



================================================================================



                                CREDIT AGREEMENT

                                   dated as of

                               September 20, 1999

                                      among

                          CRICKET COMMUNICATIONS INC.,

                      CRICKET WIRELESS COMMUNICATIONS INC.,

                            The Lenders Party Hereto,

                                       and

                            LUCENT TECHNOLOGIES INC.,

                             as Administrative Agent




================================================================================
                                                        [Reference No. 7725-053]

                                                                  Contents, p. 2



                                TABLE OF CONTENTS



ARTICLE I                              Definitions

        SECTION 1.01.  Defined Terms..................................................1
        SECTION 1.02.  Classification of Loans and Borrowings........................33
        SECTION 1.03.  Terms Generally...............................................33
        SECTION 1.04.  Accounting Terms; GAAP; Consolidation of License
                             Subsidiaries............................................34

ARTICLE II                              The Loans

        SECTION 2.01.  Commitments...................................................34
        SECTION 2.02.  Loans and Borrowings..........................................35
        SECTION 2.03.  Requests for Borrowings.......................................36
        SECTION 2.04.  Funding of Borrowings.........................................37
        SECTION 2.05.  Interest Elections............................................38
        SECTION 2.06.  Termination and Reduction of Commitments......................39

        SECTION 2.07.  Repayment of Loans; Evidence of Debt..........................40

        SECTION 2.08.  Amortization of Loans.........................................41
        SECTION 2.09.  Prepayment of Loans...........................................42
        SECTION 2.10.  Fees..........................................................45
        SECTION 2.11.  Interest......................................................46
        SECTION 2.12.  Alternate Rate of Interest....................................47
        SECTION 2.13.  Increased Costs...............................................47
        SECTION 2.14.  Break Funding Payments........................................48
        SECTION 2.15.  Taxes.........................................................49
        SECTION 2.16.  Payments Generally;
                             Pro Rata Treatment;
                             Sharing of Set-Offs.....................................50

        SECTION 2.17.  Mitigation Obligations;
                             Replacement of Lenders..................................53

ARTICLE III                  Representations and Warranties

        SECTION 3.01.  Organization; Powers..........................................54
        SECTION 3.02.  Authorization; Enforceability.................................54
        SECTION 3.03.  Governmental Approvals;
                             No Conflicts............................................54
        SECTION 3.04.  Financial Condition;

                                                                  Contents, p. 3


                             No Material Adverse Change..............................55
        SECTION 3.05.  Properties and Licenses.......................................55
        SECTION 3.06.  Litigation and Environmental Matters..........................56
        SECTION 3.07.  Compliance with Laws and Agreements...........................57
        SECTION 3.08.  Investment and Holding Company Status.........................57
        SECTION 3.09.  Taxes.........................................................57
        SECTION 3.10.  ERISA.........................................................57
        SECTION 3.11.  Disclosure....................................................58
        SECTION 3.12.  Subsidiaries..................................................58
        SECTION 3.13.  Insurance.....................................................58
        SECTION 3.14.  Labor Matters.................................................58
        SECTION 3.15.  Purchase Agreement............................................59
        SECTION 3.16.  Year 2000.....................................................59


ARTICLE IV                             Conditions

        SECTION 4.01.  Effective Date................................................59
        SECTION 4.02.  Initial Availability Date.....................................60
        SECTION 4.03.  Full Availability Date........................................62
        SECTION 4.04.  Each Borrowing................................................62

ARTICLE V                         Affirmative Covenants

        SECTION 5.01.  Financial Statements and Other Information....................63
        SECTION 5.02.  Notices of Material Events....................................66
        SECTION 5.03.  Information Regarding Collateral..............................66
        SECTION 5.04.  Existence; Conduct of Business................................67
        SECTION 5.05.  Payment of Obligations........................................68
        SECTION 5.06.  Maintenance of Properties.....................................68
        SECTION 5.07.  Insurance.....................................................68
        SECTION 5.08.  Books and Records; Inspection Rights..........................69

        SECTION 5.09.  Compliance with Laws and Agreements...........................69

        SECTION 5.10.  Use of Proceeds...............................................70
        SECTION 5.11.  Additional Subsidiaries.......................................70
        SECTION 5.12.  Further Assurances............................................70
        SECTION 5.13.  Casualty and Condemnation.....................................71
        SECTION 5.14.  Interest Rate Protection......................................71
        SECTION 5.15.  Intercompany Agreements ......................................72

                                                                  Contents, p. 4


ARTICLE VI                         Negative Covenants

        SECTION 6.01.  Indebtedness; Preferred Stock.................................72
        SECTION 6.02.  Liens.........................................................74
        SECTION 6.03.  Fundamental Changes;
                             Corporate Structure.....................................75
        SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions;
                             Asset Sales.............................................77
        SECTION 6.05.  Hedging Agreements............................................80
        SECTION 6.06.  Restricted Payments...........................................80
        SECTION 6.07.  Transactions with Affiliates..................................81
        SECTION 6.08.  Restrictive Agreements........................................81
        SECTION 6.09.  Repayment of Indebtedness.....................................82
        SECTION 6.10.  Intercompany Agreements.......................................82
        SECTION 6.11.  Limitation on Sale-Leaseback Transactions.....................82
        SECTION 6.12.  Equipment Site Interests and Real Estate Subsidiaries.........82
        SECTION 6.13.  FCC Licenses and License Subsidiaries.........................83
        SECTION 6.14.  Amendment of Material Documents...............................83
        SECTION 6.15.  Capital Expenditures..........................................83
        SECTION 6.16.  Covered POPS..................................................84
        SECTION 6.17.  Subscribers...................................................85
        SECTION 6.18.  Total Indebtedness to Total Capitalization....................85
        SECTION 6.19.  Total Indebtedness to Annualized EBITDA.......................86
        SECTION 6.20.  Consolidated EBITDA to Cash Interest Expense..................86
        SECTION 6.21.  Minimum Gross Revenue.........................................87
        SECTION 6.22.  Activities of Holdings........................................87

ARTICLE VII                         Events of Default

ARTICLE VIII                           The Agents

ARTICLE IX                            Miscellaneous

        SECTION 9.01.  Notices.......................................................95
        SECTION 9.02.  Waivers; Amendments...........................................95
        SECTION 9.03.  Expenses; Indemnity;
                             Damage Waiver...........................................97
        SECTION 9.04.  Successors and Assigns........................................98

                                                                  Contents, p. 5



        SECTION 9.05.  Survival.....................................................101
        SECTION 9.06.  Counterparts; Integration;
                             Effectiveness..........................................102

        SECTION 9.07.  Severability.................................................102
        SECTION 9.08.  Right of Setoff..............................................102
        SECTION 9.09.  Governing Law; Jurisdiction;
                             Consent to Service of Process..........................103
        SECTION 9.10.  WAIVER OF JURY TRIAL.........................................104
        SECTION 9.11.  Headings.....................................................104
        SECTION 9.12.  Confidentiality..............................................104
        SECTION 9.13.  Interest Rate Limitation.....................................105

                                                                  Contents, p. 6



SCHEDULES:

Schedule 2.01   --  Tranche A Commitments
Schedule 3.05A  --  Real Property
Schedule 3.05B  --  Licenses
Schedule 3.06   --  Disclosed Matters
Schedule 3.12   --  Subsidiaries
Schedule 3.13   --  Insurance
Schedule 6.01   --  Existing Indebtedness
Schedule 6.02   --  Existing Liens
Schedule 6.08   --  Existing Restrictions


EXHIBITS:

Exhibit A       --  Form of Borrower Pledge Agreement
Exhibit B       --  Form of Collateral Agency Agreement
Exhibit C       --  Form of Guarantee Agreement
Exhibit D       --  Form of Indemnity, Subrogation and
                      Contribution Agreement
Exhibit E       --  Form of Parent Agreement
Exhibit F       --  Form of Parent Pledge Agreement
Exhibit G       --  Form of Perfection Certificate
Exhibit H       --  Form of Security Agreement
Exhibit I       --  Form of Subordination Agreement
Exhibit J       --  Form of Opinion of Counsel

         CREDIT AGREEMENT dated as of September 20, 1999, among CRICKET COMMUNICATIONS INC., a Delaware corporation, CRICKET WIRELESS COMMUNICATIONS INC., a Delaware corporation, the LENDERS party hereto, and LUCENT TECHNOLOGIES INC., as Administrative Agent.



                      The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means Lucent, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agents" means the Administrative Agent and the Collateral Agent.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Annualized EBITDA" means, as of any date, (a) Consolidated EBITDA for the period of two consecutive calendar quarters ended on such date (or, if such date is not the last day of a calendar quarter, then for the period of two consecutive calendar quarters most recently ended prior to such date), multiplied by (b) two.

         "Applicable Margin" means, for any day, the applicable rate per annum set forth below under the caption "ABR Margin" or "Eurodollar Margin", as the case may be, based on the Leverage Ratio as of the most recent determination date:


                     Leverage Ratio            ABR Margin           Eurodollar Margin
                     --------------            ----------           -----------------
 Category 1       <4.0 to 1.0                     2.50%                    3.50%
                  -

 Category 2       >4.0 to 1.0 but <6.0            2.75%                   3.75%
                  - to 1.0

 Category 3       >6.0 to 1.0 but                 3.00%                   4.00%
                  <10.0 to 1.0
                  -

 Category 4       >10.0 to 1.0                    3.25%                   4.25%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 4 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) within the period specified therein for delivery thereof, during the period from the expiration of the period specified therein for delivery thereof until such consolidated financial statements are delivered.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in a form approved by the Administrative Agent.

         "Availability Period" means the period from and including the Initial Availability Date to but excluding the earlier of the Availability Termination Date and the date of termination of the Commitments.

         "Availability Termination Date" means the date that is 36 months after the Effective Date.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Cricket Wireless Communications, Inc., a Delaware corporation.

         "Borrower Pledge Agreement" means the Pledge Agreement among Holdings, the Borrower, its Subsidiaries and the Collateral Agent, substantially in the form of Exhibit A.

         "Borrowing" means a Loan or group of Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Business Plan" means, for any fiscal year, the business plan of the Borrower and the Subsidiaries for such fiscal year.

         "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and
(b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Interest Expense" means, for any period, the sum of (a) interest expense of the Borrower and the Subsidiary Loan Parties for such period, determined on a consolidated basis in accordance with GAAP, excluding (to the extent otherwise included therein) (i) amortization of debt discounts and loan fees, (ii) interest expense in respect of any Indebtedness that constitutes a Primary Subordinated Obligation and (iii) any other interest that is not required to be paid during such period or within one year after the end of such period, plus (b) the aggregate amount of Restricted Payments made during such period pursuant to clause (d) of Section 6.06.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any Equity Interest in the Borrower, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than the Parent of any Equity Interest in any License Subsidiary, (c) the sale, transfer or other disposition by the Parent of any Equity Interest in Holdings, (d) the failure by the Parent to own, beneficially and of record, Voting Stock of Holdings representing at least 51% of the combined voting power of all Voting Stock of Holdings, (e) the failure by the Parent to have the ability (without the consent or approval of any other Person) to control the election of at least a majority of the board of directors of Holdings, (f) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, by any Person (or two or more Persons acting in concert), other than the Parent, of Voting Stock of Holdings (or other securities convertible into such Voting Stock) representing 15% or more of the combined voting power of all Voting Stock of Holdings, (g) the acquisition of beneficial ownership (within the meaning of such Rule 13d-3), directly or indirectly, by any Person (or two or more Persons acting in concert) of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Parent, (h) the failure on any day of at least a majority of the board of directors of the Parent to be comprised of (i) individuals who were directors of the Parent as of the later of the date 18 months prior to such day or September 1, 1999, and (ii) individuals whose nomination as directors was approved by individuals who were directors of the Parent as of the later of the date 18 months prior to such day or September 1, 1999, or (i) the acquisition, by contract or otherwise, of the power to exercise, directly or indirectly, Control of the Parent by any Person (or two or more Persons acting in concert), or the entering into of any contract or arrangement that, upon consummation, will result in such acquisition of power. For purposes of the foregoing, "Voting Stock" means Equity Interests issued by a Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even of the right so to vote has been suspended by the happening of such contingency. The grant by the Parent of a Lien on any Equity Interest in Holdings shall not constitute a Change in Control unless and until any action is taken to exercise remedies in respect of such Lien.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "ChaseTel" means Chase Telecommunications, Inc., a Delaware corporation.

         "ChaseTel Acquisition" means the purchase of ChaseTel, ChaseTel Licensee and certain related assets pursuant to and as contemplated by the ChaseTel Purchase Agreement.

         "ChaseTel Credit Agreement" means the Credit Agreement dated as of June 26, 1998, as amended, between ChaseTel and QUALCOMM Incorporated.

         "ChaseTel Earnout" means (a) the obligation to pay the "Earnout Amount" (as defined in the ChaseTel Purchase Agreement) or (b) any payment made in respect of such obligation.

         "ChaseTel Indebtedness" means any Indebtedness of ChaseTel existing at the time of consummation of the ChaseTel Acquisition, including any Indebtedness outstanding under the ChaseTel Credit Agreement.

         "ChaseTel Licensee" means ChaseTel Licensee Corp., a Delaware corporation.

         "ChaseTel Loans" means Loans outstanding hereunder in an aggregate principal amount equal to [*] of the aggregate Purchase Price of all equipment purchased pursuant to the Purchase Agreement that has been resold by the Borrower or a Subsidiary to ChaseTel as contemplated by Section 6.04(c); provided that (a) the "ChaseTel Loans" shall be reduced by the principal amount of any Loans prepaid pursuant to clause (iii) of Section 6.04(c) and (b) no Loans shall constitute "ChaseTel Loans" after the ChaseTel Acquisition is consummated in accordance with Section 6.04(a) or after the Parent prepays the ChaseTel Loans in accordance with Section 7 of the Parent Agreement.

         "ChaseTel Purchase Agreement" means the Asset Purchase Agreement dated as of December 24, 1998, as amended, among the Parent, Chase Telecommunications Holdings, Inc., ChaseTel, Anthony Chase and Richard McDugald.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means any and all "Collateral", as defined in any applicable Security Document.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         "Collateral Agency Agreement" means the Collateral Agency and Intercreditor Agreement among the Borrower, the Collateral Agent, the Administrative Agent and other holders of Eligible Secured Debt (or their representatives) that become parties thereto as provided therein, substantially in the form of Exhibit B.

         "Collateral Agent" means State Street Bank and Trust Company in its capacity as collateral agent for the Secured Parties (as defined in the Collateral Agency Agreement) under the Security Documents.

         "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Collateral Agent shall have received from Holdings and each Subsidiary Loan Party either (i) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Subsidiary Loan Party or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

                  (b) the Collateral Agent shall have received (i) from the Parent a counterpart of the Parent Pledge Agreement duly executed and delivered on behalf of the Parent, (ii) from Holdings, the Borrower and each of its Subsidiaries either (A) a counterpart of the Borrower Pledge Agreement duly executed and delivered on behalf of the Borrower or such Subsidiary, as applicable, or (B) in the case of any Person that becomes a Subsidiary after the Effective Date, a supplement to the Borrower Pledge Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary, and (iii) from the Borrower and each Subsidiary Loan Party either (A) counterparts of each of the Security Agreement and the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of the Borrower or such Subsidiary Loan Party, as applicable, or (B) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to each such agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

                  (c) all outstanding Equity Interests of the Borrower and each Subsidiary Loan Party owned by or on behalf of any Loan Party shall have been pledged pursuant to the applicable Pledge Agreement and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (d) all Indebtedness of Holdings, the Borrower and each Subsidiary Loan Party that is owing to any Loan Party (except for Indebtedness of Holdings that is owing to the Parent) shall be evidenced by a promissory note and shall have been pledged pursuant to the applicable Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (e) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by either Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                  (f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as either Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as either Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

                  (g) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Guarantee Agreement and all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens under such Security Documents.

         "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder during the Availability Period, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Commitments is $641,000,000.

         "Commitment Fee Rate" means a rate per annum equal to (a) 1.25% until the aggregate principal amount of Loans made hereunder (whether or not repaid) equals $175,000,000, (b) 1.00% thereafter, until the aggregate principal amount of Loans made hereunder (whether or not repaid) equals $350,000,000 and (c) 0.75% thereafter.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (adjusted to exclude all extraordinary items), plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) consolidated interest expense for such period, (b) consolidated income tax expense for such period, and (c) all amounts attributable to depreciation and amortization for such period all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiary Loan Parties for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower or a Subsidiary Loan Party) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary Loan Party or is merged into or consolidated with the Borrower or any Subsidiary Loan Party or the date that such Person's assets are acquired by the Borrower or any Subsidiary Loan Party.

         "Contingent Commitments" means a portion of the Commitments equal to $116,000,000.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Covered POPS" means, at any time, the aggregate number of POPS within the service areas of the facilities that are then owned by the Borrower and its Subsidiaries and that have been placed in commercial operation; provided that during the period from the Effective Date up to and including the earlier of (a) the consummation of the ChaseTel Acquisition in accordance with Section 6.04 and
(b) the date that is one year after the Effective Date, "Covered POPS" shall also include the aggregate number of POPS within the service areas of the facilities that are then owned by ChaseTel and that have been placed in commercial operation so long as such commercial operation is being managed by the Borrower and its Subsidiaries pursuant to a management contract with ChaseTel.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Disqualified Stock" means any capital stock of Holdings, the Borrower or any Subsidiary which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, (c) requires the payment of dividends other than dividends payable solely in additional shares of capital stock of Holdings (other than Disqualified Stock) or (d) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Eligible Assignee" means (a) Lucent or any Affiliate of Lucent, (b) any commercial bank or other financial institution (including any credit corporation) that either (i) has total assets in excess of $10,000,000,000, (ii) has a combined capital and surplus and undivided profits in excess of $700,000,000, (iii) has long-term indebtedness rated BBB- or better by S&P or Baa3 or better by Moody's, or commercial paper having one of the two highest credit ratings obtainable from S&P or Moody's, or (iv) has an Affiliate that satisfies any of the criteria described in the foregoing clauses (i), (ii) and
(iii), or (c) any fund that is regularly engaged in making, purchasing or investing in loans or securities that is controlled by an institution described in clause (b) above or by any other nationally recognized investment fund manager.

         "Eligible Secured Debt" means (a) Indebtedness of the Borrower in respect of the Loans, (b) any other Indebtedness for borrowed money of the Borrower incurred to finance the purchase price of equipment purchased by the Borrower and its Subsidiaries (other than pursuant to the Purchase Agreement) for use in their wireless telecommunications and data networking business, (c) any other Indebtedness for borrowed money of the Borrower incurred to finance payments in respect of fees related to or interest in respect of Eligible Secured Debt (other than the Loans) or the purchase price of any FCC License that is acquired by a License Subsidiary and is to be used in the business of the Borrower and its Subsidiaries after the purchase thereof (provided that such FCC License is acquired by a License Subsidiary free of any Liens and is not purchased subject to any FCC Debt, Permitted License

Acquisition Debt or other Indebtedness), and (d) any Indebtedness for borrowed money of the Borrower incurred to refinance Indebtedness referred to in clause
(a), (b) or (c) above in compliance with the proviso to clause (f) of Section
6.01 (other than clause (v) of such proviso); provided that:

                  (i) in the case of any Indebtedness described in clause (b) above, such Indebtedness is incurred within 90 days of the purchase of the equipment financed thereby, the principal amount thereof does not exceed 100% of the purchase price of the equipment financed thereby and such equipment becomes Collateral under the Security Agreement upon the purchase thereof (free of any Liens other than the Lien of the Security Agreement);

                  (ii) in the case of any Indebtedness described in clause (c) above, at the time of and after giving effect to the incurrence of any such Indebtedness the aggregate principal amount of all Indebtedness described in clause (c) above that has been incurred (on a cumulative basis, whether or not such Indebtedness remains outstanding) shall not exceed 50% of the aggregate principal amount of all Indebtedness described in clause (b) above that has been incurred (on a cumulative basis, whether or not such Indebtedness remains outstanding) at or prior to such time;

                  (iii) in the case of any Indebtedness described in clause (b) or (c) above, at the time of and after giving effect to the incurrence of any such Indebtedness the aggregate principal amount of all such Indebtedness that has been incurred and all Loans that have been incurred (in each case, on a cumulative basis, whether or not such Indebtedness or Loans remain outstanding) shall not exceed $1,200,000,000;

                  (iv) in the case of any Indebtedness described in clause (b),
         (c) or (d) above, the holder or holders of such Indebtedness (or a duly authorized representative thereof on behalf of such holders) shall have become a party to the Collateral Agency Agreement as provided therein;

                  (v) in the case of any Indebtedness described in clause (b),
         (c) or (d) above, such Indebtedness is not Guaranteed by any Person (other than pursuant to the Guarantee Agreement) or secured by any Lien (other than Liens granted to the Collateral Agent to secure all Eligible Secured Debt pursuant to the Security Documents); and

                  (vi) in the case of any Indebtedness described in clause (b),
         (c) or (d) above, (A) the terms and conditions of such Indebtedness shall not be less favorable to the Borrower in any material respect than the terms and conditions of the Loans and shall not be inconsistent with the terms and conditions of the Loans, (B) at the time of and after giving effect to the incurrence of any such Indebtedness, no Default shall have occurred and be continuing and the Borrower shall be in compliance with Sections 6.18, 6.19 and 6.20 determined on a pro forma basis as of the last day of the most recently ended calendar quarter of the Borrower for which financial statements are available as though such Indebtedness had been incurred on such day, and the Borrower shall have delivered to the Administrative Agent a reasonably detailed calculation demonstrating such compliance, and
         (C) at the time of and after giving effect to the incurrence of any such Indebtedness, the ratio of Adjusted Total Indebtedness to Total Contributed Capital shall not exceed 2.0 to 1.0.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equipment Site Interest" means any ownership interest in, or right, title or interest under any lease, agreement or other arrangement providing for the right to use, any site upon or at which any infrastructure equipment owned by the Borrower or any Subsidiary is or is to be located.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excess Cash Flow" means, for any fiscal year of the Borrower, the sum (without duplication) of:

               (a) the Consolidated Net Income of the Borrower and the Subsidiary Loan Parties for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

               (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such fiscal year; plus

               (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and the Subsidiary Loan Parties increased during such fiscal year; minus

               (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and the Subsidiary Loan Parties decreased during such fiscal year; minus

               (e) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness); minus

               (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and the Subsidiary Loan Parties during such fiscal year, excluding (i) Eligible Secured Debt prepaid pursuant to Section 2.09(c) or (d), and (ii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

         "Excluded Taxes" means, with respect to either Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that
(i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.15(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(a).

         "FCC" means the Federal Communications Commission.

         "FCC Debt" means Indebtedness owing to the FCC in respect of the deferred purchase price of any FCC License.

         "FCC License" means any license granted by the FCC to the Borrower or any Subsidiary Loan Party or that is used by the Borrower or any Subsidiary in the conduct of its business.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Fixed Charges" means, as of any date, the sum of (a) Cash Interest Expense, (b) Capital Expenditures and (c) scheduled principal payments of Indebtedness to be made by the Borrower or any Subsidiary Loan Party to any Person other than the Borrower or any Subsidiary Loan Party, in each case projected (to the extent necessary) for the period of four consecutive calendar quarters of the Borrower beginning on such date or, if such date is not the first day of a calendar quarter of the Borrower, beginning on the last day of the calendar quarter of the Borrower most recently ended on such date.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "Full Availability Date" means the date on which the conditions set forth in Section 4.03 are satisfied (or waived in accordance with Section 9.02).

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreement" means the Guarantee Agreement among Holdings, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Holdings" means Cricket Communications Inc., a Delaware corporation.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) all Disqualified Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement among the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit D.

         "Initial Availability Date" means the first date after the Effective Date on which the conditions set forth in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

         "Intercompany Agreements" has the meaning set forth in Section 5.15.

         "Interest Borrowing" means any Borrowing of Loans hereunder for the sole purpose of paying, and the proceeds of which are applied solely to pay, accrued interest on any Loans or accrued commitment fees payable under this Agreement.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date.

         "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "License Subsidiary" has the meaning assigned to such term in Section 6.13.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the Collateral Agency Agreement, the Guarantee Agreement, the Parent Agreement, the Subordination Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" means the Parent, Holdings, the Borrower and the Subsidiary Loan Parties.

         "Loans" means loans made to the Borrower pursuant to this Agreement.

         "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

         "Lucent" means Lucent Technologies Inc.

         "Lucent Lenders" means, at any time, Lucent and any Affiliates of Lucent that are Lenders at such time.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and the Subsidiary Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or
(c) the rights of or benefits available to the Lenders under any Loan Document.

         "Material Indebtedness" means (a) Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $5,000,000, (b) any FCC Debt or (c) any Permitted License Acquisition Debt. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

         "Maturity Date" means June 30, 2007.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Agents.

         "Mortgaged Property" means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Subsidiary Loan Parties to third parties (other than Affiliates) in connection with such event,
(ii) in the case of a sale or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or condemnation), the amount of all payments required to be made by the Borrower and the Subsidiary Loan Parties as a result of such event to repay Indebtedness (other than Eligible Secured Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiary Loan Parties, and the amount of any reserves established by the Borrower and the Subsidiary Loan Parties to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

         "Net Working Capital" means, at any date, (a) the sum of the consolidated current assets and non-current deferred income tax assets of the Borrower and the Subsidiary Loan Parties as of such date (excluding cash and Permitted Investments) minus (b) the sum of the consolidated current liabilities and non-current deferred income tax liabilities of the Borrower and the Subsidiary Loan Parties as of such date (excluding current liabilities in respect of Indebtedness), determined on a consolidated basis in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Obligations" has the meaning assigned to such term in the Collateral Agency Agreement.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Parent" means Leap Wireless International, Inc., a Delaware corporation.

         "Parent Agreement" means the agreement between the Parent and the Administrative Agent, substantially in the form of Exhibit E.

         "Parent Pledge Agreement" means the Parent Pledge Agreement between the Parent and the Collateral Agent, substantially in the form of Exhibit F.

         "Payment Date" means each March 31, June 30, September 30 and December 31, commencing on and including the first such date that is on or after the Availability Termination Date, and ending on and including the Maturity Date.

         "Perfection Certificate" means a certificate in the form of Exhibit G or any other form approved by the Agents.

         "Permitted ChaseTel Financing" means financing extended by the Borrower or any Subsidiary to ChaseTel prior to consummation of the ChaseTel Acquisition in the form of (a) loans made by the Borrower (or by the Parent and assigned to the Borrower) pursuant to the ChaseTel Credit Agreement prior to the Initial Availability Date, (b) purchase money financing in respect of the purchase price of equipment sold by Lucent to the Borrower or a Subsidiary and then resold to ChaseTel on or after the

Initial Availability Date and prior to the earlier of the consummation of the ChaseTel Acquisition and the date one year after the Effective Date in accordance with Section 6.04(c) or (c) other loans made by the Borrower to ChaseTel on or after the Initial Availability Date and prior to the earlier of the consummation of the ChaseTel Acquisition and the date one year after the Effective Date; provided that:

                  (i) all such financing shall be made pursuant to the ChaseTel Credit Agreement and secured (together with the other Indebtedness outstanding under the ChaseTel Credit Agreement) by perfected, first-priority Liens on substantially all the assets of ChaseTel and its subsidiaries;

                  (ii) in the case of financing referred to in clauses (b) and
         (c) above, the ChaseTel Credit Agreement and related documentation shall have been amended to provide for such financing and the security therefor, and such amendments and the related security arrangements shall be reasonably satisfactory to the Administrative Agent;

                  (iii) in the case of financing referred to in clauses (b) and
         (c) above, such financing shall not be subordinated to any other Indebtedness and shall share pro rata in the benefits of the collateral security for the Indebtedness outstanding under the ChaseTel Credit Agreement;

                  (iv) in the case of financing referred to in clause (b) above, the aggregate principal amount of such financing shall be limited as set forth in Section 6.04(c);

                  (v) in the case of financing referred to in clause (c) above, the aggregate principal amount of such financing made available to ChaseTel shall not at any time exceed 50% of the aggregate principal amount of financing referred to in clause (b) above that has been made available to ChaseTel at such time;

                  (vi) all such financing shall be evidenced by promissory notes of ChaseTel pledged pursuant to the Borrower Pledge Agreement;

                  (vii) if any payment is received by the Borrower or any Subsidiary from or on behalf of ChaseTel in respect of any such financing, then such payment shall be applied to prepay an equal principal amount of the outstanding principal amount of the outstanding Borrowings hereunder; and

                  (viii) upon consummation of the ChaseTel Acquisition, all obligations of ChaseTel in respect of such financing shall be terminated and all collateral security therefor shall be released.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

         provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Holdings Debt" means Indebtedness of Holdings in respect of debt securities issued in an underwritten public offering or private placement pursuant to Rule 144A; provided that (a) such Indebtedness shall not mature, nor shall any scheduled repayment of any principal thereof be due, nor shall such Indebtedness be subject to any mandatory redemption or required repurchase, conversion or exchange (whether upon the occurrence of any contingency or otherwise, but excluding contingent redemption offer provisions in the event of a "change of control" or "asset sale" that are customary for similar debt securities), in each case prior to the date that is one year after the Maturity Date, (b) any covenants, events of default and similar provisions relating thereto shall be reasonably satisfactory to the Required Lenders, (c) the obligations of Holdings in respect thereof shall not be Guaranteed by any other Loan Party or secured by any Lien,
         (d) by its terms, no interest shall be payable in respect of such Indebtedness (other than (i) by the issuance of additional Permitted Holdings Debt or (ii) out of a cash reserve funded by Holdings from the net proceeds of the issuance of such Indebtedness in an amount sufficient to pay such cash interest) prior to the later of (A) the date that is five years after the date of issuance of such Indebtedness and (B) June 30, 2005, and (e) the net proceeds of such Indebtedness (other than the portion, if any, of such net proceeds applied to fund any cash reserve established to fund interest payments as provided above) are contributed by Holdings to the Borrower as common equity.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "Permitted License Acquisition Debt" means Indebtedness (other than FCC
Debt) of any License Subsidiary in respect of the deferred purchase price of any FCC License purchased by such License Subsidiary; provided that (a) such Indebtedness shall not be secured by any Lien, other than a Lien on the Equity Interests of the License Subsidiary that holds such FCC License, (b) arrangements satisfactory to the Agents shall have been made for the Lien granted under the Parent Pledge Agreement on the Equity Interests of such License Subsidiary to be perfected, subject to the prior Lien referred to in clause (a) above, (c) such Indebtedness shall mature within three years after the date such Indebtedness is incurred, and (d) the holder of such Indebtedness shall have entered into an agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such holder shall have agreed to sell such Indebtedness to one or more of the Lenders upon demand if an Event of Default has occurred and is continuing, for a purchase price equal to the outstanding principal amount thereof and accrued and unpaid interest thereon.

         "Permitted Preferred Stock" means Disqualified Stock issued by Holdings; provided that (a) by its terms, no dividends shall be payable in respect of such stock (other than by the issuance of additional shares of Permitted Preferred Stock) prior to the date that is one year after the Maturity Date, (b) such stock shall not mature or be subject to mandatory redemption or required repurchase, conversion or exchange (whether upon the occurrence of any contingency or otherwise) prior to the date that is one year after the Maturity Date, (c) any obligations of Holdings in respect of such stock shall not be Guaranteed by any other Loan Party or secured by any Lien, and (d) the net proceeds of such stock are contributed by Holdings to the Borrower as common equity.

         "Permitted Third Party Payments" means (a) payments, not exceeding $35,000,000, made to repay ChaseTel Indebtedness (other than any such Indebtedness owed to Leap or any subsidiary of Leap, including the Borrower) in connection with the ChaseTel Acquisition (or, if repaid by the Parent prior to the Effective Date, to reimburse the Parent for such repayment), (b) loans made to ChaseTel prior to consummation of the ChaseTel Acquisition that constitute Permitted ChaseTel Financing under clause (c) of the definition of such term,
(c) payments in respect of the purchase price of equipment purchased by the Borrower and its Subsidiaries other than pursuant to the Purchase Agreement, provided that such equipment becomes Collateral under the Security Agreement upon the purchase thereof (free of any Liens other than the Lien of the Security Agreement) and (d) payments in respect of the purchase price of any FCC License that is acquired by a License Subsidiary and is to be used in the business of the Borrower and its Subsidiaries after the purchase thereof, provided that such FCC License is acquired by a License Subsidiary free of any Liens and is not purchased subject to any FCC Debt, Permitted License Acquisition Debt or other Indebtedness; provided that, unless otherwise agreed by Lucent, payments referred to in clauses (c) and (d) above shall be "Permitted Third Party Payments" only if and to the extent that such payments are permitted to be financed with the proceeds of Loans hereunder in accordance with the applicable provisions of the Purchase Agreement.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements" means the Borrower Pledge Agreement and the Parent Pledge Agreement.

         "POPS" means, with respect to any geographical area, the most recent projection of the population of such geographic area as published in a demographic data source based upon the most recent U.S. Census Bureau data, such data source to be reasonably agreed upon by the Administrative Agent and the Borrower.

         "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary Loan Party, other than pursuant to clause (i), (ii), (iii) or (iv) of Section 6.04(b); or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary Loan Party, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event.

         "Primary Subordinated Obligation" has the meaning assigned to such term in the Subordination Agreement.

         "Prime Rate" means the rate of interest per annum published from time to time in the "Money Rates" column (or any successor column) of The Wall Street Journal as the prime rate or, if such rate shall cease to be so published or is not available for any reason, the rate of interest publicly announced from time to time by any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate; provided that if at any time the Person serving as Administrative Agent is a commercial bank based in New York City then the "Prime Rate" shall be the rate of interest per annum publicly announced from time to time by such bank as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Purchase Agreement" means the System Equipment Purchase Agreement dated as of August 12, 1999, between the Borrower and Lucent.

         "Purchase Price" means amounts paid or payable to Lucent pursuant to invoices delivered by Lucent pursuant to the Purchase Agreement, excluding any such amounts attributable to sales taxes.

         "Real Estate Subsidiary" has the meaning assigned to such term in
Section 6.12.

         "Register" has the meaning set forth in Section 9.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Repayment" means, in respect of any Indebtedness, the direct or indirect repayment, prepayment, redemption, purchase, acquisition, defeasance, retirement or other satisfaction of the principal of such Indebtedness, in whole or in part, whether optional or mandatory. "Repay" has a meaning correlative thereto.

         "Required Lenders" means, at any time, Lenders having outstanding Loans and Commitments representing more than 50% of the sum of the total outstanding Loans and Commitments at such time; provided that at any time that Lucent Lenders have outstanding Loans and Commitments representing more than 50% of the sum of all outstanding Loans and Commitments at such time, "Required Lenders" means each of (i) the Lucent Lenders at such time and (ii) other Lenders holding more than 50% of the outstanding Loans and Commitments (excluding those held by Lucent Lenders) at such time.

         "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interest in Holdings, the Borrower or any Subsidiary Loan Party or any option, warrant or other right to acquire any such Equity Interest in Holdings, the Borrower or any Subsidiary Loan Party or

(b) any Repayment in respect of any Primary Subordinated Obligation or any payment of interest thereon.

         "S&P" means Standard & Poor's.

         "Secondary Subordinated Obligation" has the meaning assigned to such term in the Subordination Agreement.

         "Security Agreement" means the Security Agreement among the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit H.

         "Security Documents" means the Collateral Agency Agreement, the Pledge Agreements, the Security Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 to secure any of the Obligations.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any commercial banks subject to regulation by the Board are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordination Agreement" means the Subordination Agreement among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit I.

         "Subscribers" means customers of the Borrower's operating Subsidiaries that are receiving wireless telecommunications service pursuant to a service contract; provided that during the period from the Effective Date up to and including the earlier of (a) the consummation of the

ChaseTel Acquisition in accordance with Section 6.04 and (b) the date that is one year after the Effective Date, "Subscribers" shall also include customers of ChaseTel that are receiving wireless telecommunications service pursuant to a service contract so long as the operation of such wireless telecommunications service is being managed by the Borrower and its Subsidiaries pursuant to a management contract with ChaseTel.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Loan Parties" means the Subsidiaries and the License Subsidiaries.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Total Capitalization" means, as of any date, the sum (without duplication) of (a) Total Indebtedness as of such date, plus (b) Total Contributed Capital as of such date, plus (c) if positive, consolidated retained earnings of the Borrower and the Subsidiary Loan Parties as of such date.

         "Total Contributed Capital" means, as of any date, the sum (without duplication) of (a) the amount of consolidated paid-in equity capital of the Borrower and the Subsidiary Loan Parties as of such date, plus (b) the outstanding principal amount of Indebtedness consisting of Primary Subordinated Obligations as of such date; provided that "Total Contributed Capital" shall not include any of the foregoing to the extent that the consideration received by the Borrower and the Subsidiary Loan Parties therefore did not consist of either (i) cash or (ii) assets useful in the business of the Borrower and the Subsidiary Loan Parties that the Borrower and the Subsidiary Loan Parties would have been permitted to acquire hereunder if cash had been received by the Borrower as consideration therefor. Any assets referred to in clause (ii) shall be valued at the lesser of the cost or fair market value of such assets at the time received by the Borrower and the Subsidiary Loan Parties, it being understood that costs incurred and assets contributed to capital of the Borrower prior to the Effective Date and treated as paid-in equity capital in accordance with GAAP shall be valued at the amount reflected on the Borrower's balance sheet as paid-in equity capital in accordance with GAAP.

         "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiary Loan Parties outstanding as of such date (excluding Indebtedness that constitutes a Primary Subordinated Obligation), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiary Loan Parties outstanding as of such date (excluding Indebtedness that constitutes a Primary Subordinated Obligation) that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of the Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness.

         "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "LIBOR Loan"). Borrowings also may be classified and referred to by Type (e.g., a "LIBOR Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

         SECTION 1.04. Accounting Terms; GAAP; Consolidation of License Subsidiaries. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         (b) Any determination required to be made under any Loan Document with respect to the Borrower and the Subsidiary Loan Parties on a consolidated basis shall be made as though the License Subsidiaries were consolidated subsidiaries of the Borrower.

                                   ARTICLE II

                                    The Loans

         SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower at any time and from time to time during the Availability Period in an aggregate principal amount not exceeding its remaining Commitment at the time; provided that, prior to the Full Availability Date, Loans shall not be made in respect of Contingent Commitments. Amounts repaid in respect of Loans may not be reborrowed.

         (b) If the Parent is required to prepay, and prepays, the ChaseTel Loans pursuant to Section 7 of the Parent Agreement, then Lucent (in its capacity as a Lender) agrees that, if the ChaseTel Acquisition is consummated in accordance with this Agreement after the date of such prepayment and before the date that is 18 months after the Effective Date, Lucent will, subject to the same terms and conditions set forth herein with respect to other Loans, make a Loan to the Borrower on the date of consummation of the ChaseTel Acquisition in an aggregate principal amount equal to the aggregate principal amount of ChaseTel Loans prepaid by the Parent. Lucent's agreement to make a Loan pursuant to this paragraph (b) shall constitute a "Commitment" (commencing upon the date on which the ChaseTel Loans are prepaid) for all purposes of this Agreement, except that such Commitment (i) shall be disregarded for purposes of funding other Loans, (ii) may be reduced or terminated by the Borrower without reducing or terminating other Commitments, (iii) when utilized, shall not require ratable funding of Loans in respect of other Commitments, (iv) must be utilized with a Borrowing on a single date on or within 15 Business Days after the date of consummation of the ChaseTel Acquisition and (v) shall terminate on the earlier of the date that is five Business Days after the date of consummation of the ChaseTel Acquisition and the date that is 18 months after the Effective Date, if not utilized prior to such date.

         SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments (disregarding Contingent Commitments prior to the Full Availability Date). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing (other than an Interest Borrowing) is made, such Borrowing shall be in an aggregate amount that is not less than $3,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire remaining Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 LIBOR Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing; provided that, except for Interest Borrowings, the Borrower may make only one request for a Borrowing in any single calendar month (it being understood that all Borrowings made by the Borrower on the same date shall be treated as a single request for a Borrowing for purposes of this limitation). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of such Borrowing and the use of proceeds therefrom (and each written Borrowing Request shall attach copies of the invoices to be paid with such proceeds, except to the extent such Borrowing is to be applied to pay fees and interest payable hereunder);

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing;

                  (iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) if any proceeds of such Borrowing are to be applied to pay the purchase price of Permitted Third Party Payments, the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Such account shall be in New York, New York. The Administrative Agent will make such Loans available to the Borrower (i) in the case of amounts payable to Lucent, by promptly crediting the amounts so received, in like funds, to an account of Lucent maintained with the Administrative Agent and designated by Lucent for such purpose, (ii) in the case of amounts payable to either Agent or any Lender, by promptly transmitting the amounts so received to such Agent or Lender by wire transfer (or by crediting the account of such Agent or Lender maintained with the Administrative Agent, if applicable), in immediately available funds, or (iii) in the case of any other amounts, by promptly transmitting the amounts so received to the Borrower by wire transfer to an account of the Borrower in New York, New York (or crediting the account of the Borrower maintained with the Administrative Agent in New York, New York, if applicable), in immediately available funds, as designated by the Borrower in the applicable Borrowing Request. Notwithstanding the foregoing,
(i) any Lender may make its Loan by crediting the amount thereof against any amount payable to such Lender from the proceeds of such Borrowing and shall be deemed to have made a Loan in the amount of such credit and (ii) the Administrative Agent will make the Loans of the other Lenders available as provided in the preceding sentence. So long as Lucent is the Administrative Agent, any amounts to be made available or paid as provided above to an account maintained with the Administration Agent may be made available or paid to an account maintained with a commercial bank designated by Lucent for the purpose.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; and

                  (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the earlier of (i) the Availability Termination Date and (ii) the date of termination of the Purchase Agreement.

         (b) On the date of each Loan made by any Lender such Lender's Commitment shall be reduced by an amount equal to such Loan.

         (c) In the event that a prepayment of Loans would be required pursuant to paragraph (b), (c) or (d) of Section 2.09, all Commitments then in effect shall be reduced ratably by an aggregate amount equal to the excess, if any, of the amount of the required prepayment over the aggregate principal amount of Loans outstanding immediately prior to giving effect to such prepayment.

         (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments pursuant to this paragraph (d) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (d) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments pursuant to paragraph (d) of this Section shall be made ratably among the Lenders in accordance with their respective Commitments (including any Contingent Commitments), except that the Borrower may elect, prior to the Full Availability Date, to terminate or reduce Contingent Commitments without terminating or reducing other Commitments.

         SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.08.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.08. Amortization of Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Borrowings on each Payment Date set forth below in an aggregate amount equal to the percentage set forth opposite such Payment Date multiplied by an amount equal to the sum of all Loans made during the Availability Period (whether or not previously repaid):


               Payment Date                                                Percentage
               ------------                                                ----------
Each of first, second, third and fourth                                      1.25%

Each of fifth, sixth, seventh and eighth                                     3.75%

Each of ninth, tenth, eleventh and twelfth                                   5.00%

Each of thirteenth, fourteenth, fifteenth and sixteenth                      6.25%

Each of seventeenth, eighteenth, nineteenth and twentieth                    8.75%

         (b) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.

         (c) Any prepayment of a Borrowing shall be applied to reduce the subsequent scheduled repayments of the Borrowings to be made pursuant to this
Section in the inverse order of maturity thereof.

         (d) Prior to any repayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that the Borrower shall select Borrowings to be repaid such that each Lender shall receive its pro rata share of such repayment as provided in Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by the payment of accrued interest on the amount thereof.

         SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

         (b) Subject to paragraph (h) of this Section, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary Loan Party in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Borrowings in an aggregate principal amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

         (c) Subject to paragraph (h) of this Section, following the end of each fiscal year of the Borrower, commencing with the fiscal year during which the Availability Termination Date occurs, the Borrower shall prepay Borrowings in an aggregate principal amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

         (d) In the event and on each occasion that the Borrower or any Subsidiary Loan Party Repays any Indebtedness of the Borrower or any Subsidiary Loan Party then the Borrower shall, within three Business Days after the date of such Repayment, prepay Borrowings in an aggregate amount equal to the product of
(x) the sum of the aggregate principal amount of the Loans outstanding at the time, multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of such Repayment, and the denominator of which is the amount of Total Indebtedness immediately prior to such Repayment (excluding Indebtedness in respect of the Loans and Indebtedness outstanding under revolving credit facilities); provided that prepayments of Borrowings shall not be required pursuant to this paragraph in respect of (i) Repayments of Loans,
(ii) any Repayment of Indebtedness to the extent such Repayment is refinanced by incurring other Indebtedness that (A) has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness being refinanced, (B) has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced, determined immediately prior to giving effect to such Repayment, (C) does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into consideration in determining compliance with clause (B) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness being refinanced, (D) is issued or incurred by the same Person that issued or incurred the Indebtedness being refinanced and is not Guaranteed or secured by any Lien unless the Indebtedness being refinanced was Guaranteed or secured (in which case such Indebtedness shall not be Guaranteed by any Person that did not Guarantee the Indebtedness being refinanced and shall not be secured by a Lien on any asset that did not secure the Indebtedness being refinanced), and (E) is subordinated to the Obligations on terms no less favorable than the terms on which the Indebtedness being refinanced was so subordinated, if such refinanced Indebtedness was so subordinated, (iii) any Repayment of Indebtedness outstanding under a revolving credit facility to the extent that (A) the commitments of the lenders to make loans thereunder remain in effect after giving effect to such Repayment or are replaced by commitments under a replacement revolving credit facility and (B) such commitments are not reduced within six months thereafter, (iv) any Repayment of secured Indebtedness in connection with the sale of the assets securing such Indebtedness, (v) any Repayment of Indebtedness at the scheduled final maturity thereof or in accordance with regularly scheduled amortization requirements prior to maturity or (vi) any Repayment of other Eligible Secured

Debt that constitutes a mandatory prepayment thereof in respect of a Prepayment Event or Excess Cash Flow, to the extent that the Lenders receive a pro rata prepayment in respect of such event pursuant to paragraph (b) or (c) of this Section.

         (f) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section; provided that the Borrower shall select Borrowings to be prepaid such that each Lender shall receive its pro rata share of such prepayment as provided in Section 2.16.

         (g) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments of Borrowings shall be accompanied by the payment of accrued interest on the amount prepaid.

         (h) If any other Eligible Secured Debt is outstanding at the time that any mandatory prepayment of Borrowings is required to be made pursuant to paragraph (b) or (c) of this Section, then, to the extent that the terms of any such other Eligible Secured Debt require that a mandatory prepayment be made of such other Eligible Secured Debt pursuant to corresponding provisions applicable thereto, the aggregate principal amount of such prepayment required to be made hereunder shall be reduced by the aggregate principal amount of such corresponding prepayments required to be made in respect of other Eligible Secured Debt; provided that, in any event, each mandatory prepayment of Borrowings required to be made pursuant to paragraph (b) or (c) of this Section shall be in an aggregate principal amount not less than (i) the aggregate principal amount of Borrowings that would be required to be prepaid if no other Eligible Secured Debt was outstanding at the time, multiplied by (ii) a fraction, the numerator of which is the outstanding principal amount of Loans at the time of and before giving effect to such prepayment and the denominator of which is the aggregate principal amount of all Eligible Secured Debt (including the Loans) outstanding at such time the terms of which require such mandatory prepayment.

         SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the daily amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Commitments terminate; provided that commitment fees shall not commence to accrue with respect to Contingent Commitments until the Full Availability Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay to Lucent, for its own account, fees in the amounts and at the times separately agreed.

         (c) The Borrower agrees to pay to the Administrative Agent and the Collateral Agent (if other than Lucent), for its own account, fees in the amounts and at the times separately agreed.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, (i) to the applicable Agent, (ii) to Lucent, in the case of fees payable to it, or (iii) to the Administrative Agent, in the case of commitment fees, for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

         (b) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (d) All accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount of such Loan repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the United States of America, or any treaty to which the United States of America is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 (noon), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at The Chase Manhattan Bank, New York, New York, ABA no. 021000021, account no. 9101449099, phone no. (212) 552-2222 (or such other account in New York, New York as the Administrative Agent shall from time to time specify by notice), except that payments pursuant to Sections 2.10(b), 2.10(c), 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

         (b) Each repayment or prepayment of principal of the Loans hereunder, or selection of Borrowings for repayment or prepayment, shall be made such that the benefit of such repayment or prepayment is shared by the Lenders ratably in accordance with the aggregate principal amount of their respective Loans then outstanding.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (f) Without limiting the generality of paragraph (a) above, the Borrower's obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, counterclaim, defense or recoupment for any reason, including any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributer, including Lucent.

         SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

         Each of Holdings and the Borrower represents and warrants to the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. Authorization; Enforceability. The Transactions entered into or to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is or is to be a party constitutes (or, when executed and delivered by it, will constitute) a legal, valid and binding obligation of Holdings and the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any

Loan Party, except for, until the consents and waivers required by Section 4.02(j) are received, the Credit Agreement dated as of September 23, 1998 among the Parent, QUALCOMM Incorporated and ABN Amro Bank N.V., as Administrative Agent, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Documents.

         SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended August 31, 1998, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended May 31, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

         (b) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statement of operations, stockholder's equity and cash flows as of and for the fiscal year ended August 31, 1998, and as of and for the portion of the fiscal year ended June 21, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP.

         (c) Since June 21, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and the Subsidiary Loan Parties, taken as a whole.

         SECTION 3.05. Properties and Licenses. (a) Each of the Borrower and the Subsidiary Loan Parties has good title to, or valid leasehold interests in, all the real and personal property material to its business (other than licenses, which are addressed in paragraph (d) of this Section), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or proposed to be conducted.

         (b) Each of the Borrower and the Subsidiary Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiary Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Schedule 3.05A sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions. As of the Effective Date, neither Holdings, the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

         (d) Schedule 3.05B sets forth all FCC Licenses existing as of the Effective Date (and the respective holders of such FCC Licenses) and all other licenses and permits in effect as of the Effective Date that are material to the business of the Borrower and the Subsidiary Loan Parties. Each of the FCC Licenses, and each other license or permit that is material to the business of the Borrower and the Subsidiary Loan Parties, is valid and in full force and effect, and the Borrower and the Subsidiary Loan Parties are in compliance with the terms and conditions thereof except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the

Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Loan Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.07. Compliance with Laws and Agreements. Each of the Loan Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, except for, until the consents and waivers required by Section 4.02(j) are received, the Credit Agreement dated as of September 23, 1998 among the Parent, QUALCOMM Incorporated and ABN Amro Bank N.V., as Administrative Agent. No Default has occurred and is continuing.

         SECTION 3.08. Investment and Holding Company Status. None of the Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09. Taxes. Each of the Loan Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan

Party has set aside on its books adequate reserves or (b) the filing of state or local Tax returns and reports, or the payment of state or local Taxes, to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. Disclosure. Holdings and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Borrower's Subsidiaries. Schedule 3.12 sets forth as of the

Effective Date (a) the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and (b) the name of, and the ownership interest of the Parent in, each License Subsidiary.

         SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiary Loan Parties as of the Effective Date. As of the Effective Date, all premiums then due and payable in respect of such insurance have been paid.

         SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

         SECTION 3.15. Purchase Agreement. The Purchase Agreement is in full force and effect. The Borrower is in compliance in all material respects with the terms and conditions of the Purchase Agreement.

         SECTION 3.16. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries (including any computer systems of the Parent that are used in connection with the business of the Borrower and its Subsidiaries) and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, have been completed. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Lenders shall be satisfied with the corporate and legal structure and capitalization of Holdings, the Borrower and the Subsidiary Loan Parties, including the charter and by-laws of Holdings, the Borrower and each Subsidiary Loan Party and each agreement or instrument evidencing Indebtedness.

                  (c) All Equipment Site Interests (if any) shall be owned by Real Estate Subsidiaries in accordance with Section 6.12. Each FCC License shall be owned by a License Subsidiary in accordance with
         Section 6.13. No event shall have occurred that would subject any FCC License to revocation by the FCC.

                  (d) The Purchase Agreement shall have been executed and delivered by the Borrower and Lucent and shall be in full force and effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

         SECTION 4.02. Initial Availability Date. The obligations of the Lenders to make Loans hereunder on the occasion of the first Borrowing hereunder shall be subject to the occurrence of the Effective Date and the satisfaction

(or waiver in accordance with Section 9.02) of the following additional conditions:

                  (a) The Administrative Agent shall have received a favorable written opinion or opinions (addressed to the Agents and the Lenders and dated the Effective Date) of one or more counsel for the Loan Parties reasonably satisfactory to the Administrative Agent, collectively to the effect set forth in Exhibit J, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. Holdings and the Borrower hereby request their counsel referred to in this paragraph to deliver such opinions.

                  (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.04.

                  (d) The Agents and Lucent shall have received all fees and other amounts due and payable to them hereunder on or prior to the Initial Availability Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (e) The Collateral and Guarantee Requirement shall have been satisfied and the Agents shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Subsidiary Loan

         Parties in the jurisdictions contemplated by the Perfection Certificate and (ii) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agents that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                  (f) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect and that the Collateral Agent has been named as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and the Subsidiary Loan Parties constituting the Collateral.

                  (g) The Collateral Agent shall have received a counterpart of the Subordination Agreement duly executed and delivered on behalf of each Loan Party.

                  (h) The Administrative Agent shall have received a counterpart of the Parent Agreement duly executed and delivered on behalf of the Parent.

                  (i) The Lenders shall have received a permit issued to the Borrower by the California Department of Corporations pursuant to
         Section 25113 of the California Corporation Code exempting the Loans from California usury laws, or, if such permit is not issued, the Lenders shall be reasonably satisfied that California usury laws shall not be applicable to the Loans.

                  (j) The Parent shall have obtained all consents and waivers required under the Credit Agreement dated as of September 23, 1998, among the Parent, QUALCOMM Incorporated and ABN Amro Bank N.V., as Administrative Agent, in connection with the Transactions, on terms reasonably satisfactory to the Lenders.

Notwithstanding the foregoing, the Lenders shall not be required to make Loans hereunder unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on November 1, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.03. Full Availability Date. The obligation of each Lender with a Contingent Commitment to make any Loans in respect of such Contingent Commitment is subject to the occurrence of the Initial Availability Date and the execution and delivery by the Borrower and Lucent of an amendment to the Purchase Agreement (or a separate purchase contract, in which case such separate purchase contract shall be deemed to constitute a part of the Purchase Agreement for purposes of the Loan Documents) providing for the purchase of additional equipment from Lucent with an aggregate purchase price of not less than $75,000,000.

         SECTION 4.04. Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such Borrowing, (i) the aggregate principal amount of all Loans (excluding up to $30,000,000 of Loans made to finance the Permitted Third Party Payments described in clause (a) of the definition of "Permitted Third Party Payments") made hereunder (whether or not repaid) shall not exceed [*] of the sum of the aggregate Purchase Price payments made to Lucent at or prior to such time, (ii) the ratio of Total Indebtedness to Total Contributed Capital shall not exceed 2.0 to 1.0 and (iii) the aggregate principal amount of all Eligible Secured Debt described in clauses (a), (b) and (c) of the definition of "Eligible Secured Debt" that has been incurred (on a cumulative basis, whether or not such Eligible Secured Debt remains outstanding) shall not exceed $1,200,000,000.

                  (d) In the case of a Borrowing to finance the Purchase Price of any assets, a License Subsidiary shall have a valid FCC License for the geographic


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         market in which such assets are to be installed or operated; provided that the condition set forth in this paragraph (d) shall not apply with respect to Borrowings to finance the Purchase Price of assets that are being resold to ChaseTel prior to consummation of the ChaseTel Acquisition in accordance with Section 6.04(c).

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b), (c) and (d) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of (i) each fiscal year of the Borrower (beginning with the fiscal year ending August 31, 2000) and (ii) each calendar year (beginning with the calendar year ending December 31, 2000), (A) the audited consolidated balance sheets of each of the Parent and its subsidiaries and of the Borrower and its Subsidiaries, respectively, and their respective related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year or calendar year, as the case may be, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of each of the Parent and its subsidiaries and of the Borrower and its Subsidiaries, respectively, in each case on a consolidated basis in accordance with GAAP consistently applied and (B) a combined consolidated balance sheet of the Borrower and the Subsidiary Loan Parties and related statements of operations, stockholders' equity and cash flows, for the same period as (and prepared based on) the financial statements referred to in clause (A) above, consolidated as though all the License Subsidiaries were subsidiaries of the Borrower, and prepared by the same firm of independent public accountants as reported on such financial statements;

                  (b) within 45 days after the end of (i) each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) each of the first three calendar quarters of each calendar year, (i) the consolidated balance sheets of each of the Parent and its subsidiaries and of the Borrower and its Subsidiaries, respectively, and their respective related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter or calendar year and the then elapsed portion of the fiscal year or calendar year, as the case may be, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year or previous calendar year, as the case may be, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of each of the Parent and its subsidiaries and of the Borrower and its Subsidiaries, respectively, in each case on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (B) a combined consolidated balance sheet of the Borrower and the Subsidiary Loan Parties and related statements of operations, stockholders' equity and cash flows, for the same period as (and prepared based on) the financial statements referred to in clause (A) above, consolidated as though all the License Subsidiaries were subsidiaries of the Borrower, and prepared and certified by one of the Borrower's Financial Officers;

                  (c) within 30 days after the end of each fiscal month of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (d) concurrently with any delivery of the Borrower's financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.15, 6.18, 6.19, 6.20 and 6.21 (for statements relating to a calendar year or calendar quarter), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in
         Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) promptly after the same become available but in any event within 30 days after the end of each fiscal year of the Borrower, the Business Plan for the current fiscal year and updated financial projections through the Maturity Date;

                  (g) promptly after the end of (i) each fiscal year of the Borrower and each calendar year and (ii) each calendar quarter ending March 31, 2000, June 30, 2000, September 30, 2000, December 31, 2000,
         March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001
         a certificate signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, setting forth the number of Covered POPS and the number of Subscribers as of the end of such fiscal year;

                  (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally or by Holdings to its securityholders generally, as the case may be;

                  (i) promptly after execution thereof, copies of any agreement, instrument or other document evidencing or governing any other Eligible Secured Debt and of any amendment or modification thereto or waiver thereunder; and

                  (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as either Agent or any Lender may reasonably request.

         SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiary Loan Parties in an aggregate amount exceeding $1,000,000; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Agents prompt written notice of any change (i) in the Borrower's or any Subsidiary Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Borrower's or any Subsidiary Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to the Collateral or any premises where any asset constituting Collateral is installed or situated (including the installation of any asset constituting Collateral at a location where Collateral has not previously been located), (iii) in the Borrower's or any Subsidiary Loan Party's identity or corporate structure or (iv) in the Borrower's or any Subsidiary Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, at the time of delivery of annual financial statements for the Borrower with respect to the preceding fiscal year pursuant to clause
(a) of Section 5.01, the Borrower shall deliver to the Agents a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Subsidiary Loan Parties to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and the Subsidiary Loan Parties, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.03.

         SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Subsidiary Loan Parties to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of the Subsidiary Loan Parties to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.07. Insurance. (a) The Borrower will, and will cause each of the Subsidiary Loan Parties to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks

(including fire and other risks insured by extended coverage) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

         (b) All policies of casualty insurance maintained by or for the benefit of the Borrower or any Subsidiary Loan Party with respect to any of the Collateral shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Collateral Agent, which endorsement shall provide that the insurance carrier shall pay all proceeds otherwise payable to any Loan Party under such policies directly to the Collateral Agent. All such policies also shall provide that none of the Loan Parties, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement", without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent. The Borrower shall deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) The Borrower shall notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this

Section is taken out by any Loan Party, and shall promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         SECTION 5.08. Books and Records; Inspection Rights. Each of Holdings and the Borrower will, and will cause each of the Subsidiary Loan Parties to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of the Subsidiary Loan Parties to, permit any representatives designated by either Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during normal business hours but as often as reasonably requested.

         SECTION 5.09. Compliance with Laws and Agreements. Each of Holdings and the Borrower will, and will cause each of the Subsidiary Loan Parties to, comply with all laws, rules, regulations and orders of any Governmental Authority (including ERISA and all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.10. Use of Proceeds. The proceeds of the Loans will be used solely (a) to make payments in respect of the Purchase Price and Permitted Third Party Payments and (b) to pay fees payable under Sections 2.10(a), 2.10(b) and 2.10(c), interest payable to Lucent, the Agent or the Lenders under this Agreement and out-of-pocket expenses incurred in connection with the negotiation, execution and delivery of the Loan Documents.

         SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary Loan Party is formed or acquired after the Effective Date, the Borrower will, within three Business Days after such Subsidiary Loan Party is formed or acquired, (a) notify the Agents and the Lenders thereof, (b) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary Loan Party and with respect to any Equity Interest in or Indebtedness of such Subsidiary Loan Party owned by or on behalf of any Loan Party and

(c) cause such Subsidiary Loan Party to become a party to the Subordination Agreement.

         SECTION 5.12. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which either Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         (b) If any material assets (including any real property or improvements thereto or any interest therein, but excluding Equipment Site Interests acquired by Real Estate Subsidiaries) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Agents and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section, all at the expense of the Loan Parties.

         SECTION 5.13. Casualty and Condemnation. (a) The Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

         (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the

Collateral Agent is authorized to collect such Net Proceeds and, if received by the Borrower or any Subsidiary Loan Party, such Net Proceeds shall be paid over to the Collateral Agent. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property or purchasing additional property constituting Collateral in accordance with the terms of this Agreement and the applicable provisions of the Security Documents, subject to the provisions of the Security Documents regarding application of such Net Proceeds during a Default.

         (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that any prepayment is due pursuant to Section 2.09(b) in respect of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Borrowings as provided in Section 2.09(b).

         SECTION 5.14. Interest Rate Protection. After the consolidated Long-Term Indebtedness (excluding Primary Subordinated Obligations) of the Borrower and the Subsidiary Loan Parties exceeds $225,000,000, the Borrower will from time to time enter into and maintain in effect one or more Hedging Agreements satisfactory to the Required Lenders, the effect of which shall be to fix or limit the interest cost to the Borrower and the Subsidiary Loan Parties with respect to such portion of their Long-Term Indebtedness as shall be necessary in order that, at all times, at least 50% of consolidated Long-Term Indebtedness (excluding Primary Subordinated Obligations) of the Borrower and the Subsidiary Loan Parties shall be comprised of a combination of (a) Indebtedness bearing interest at a fixed rate and (b) Indebtedness covered by such Hedging Agreements.

         SECTION 5.15. Intercompany Agreements. Each of Holdings and the Borrower agrees that, within 90 days after the Effective Date, all intercompany agreements and arrangements between Holdings, the Borrower or any Subsidiary Loan Party, on the one hand, and the Parent or any other Affiliate of Holdings, the Borrower or any Subsidiary Loan Party (other than Holdings, the Borrower or any Subsidiary Loan Party), on the other hand, including with respect to tax sharing, management fees or sharing of facilities, services or employees, shall be completed on terms and conditions reasonably satisfactory to the Required

Lenders and shall be set forth in written agreements (the "Intercompany Agreements") reasonably satisfactory in form and substance to the Required Lenders, and true and correct copies of such Intercompany Agreements shall have been delivered to the Lenders.

                                   ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. Indebtedness; Preferred Stock. The Borrower will not, nor will it permit any Subsidiary Loan Party to, create, incur, assume or permit to exist any Indebtedness or issue any preferred stock, except:

         (a) Indebtedness created under the Loan Documents and other Eligible Secured Debt;

         (b) subject to Section 6.04, Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

         (c) subject to Section 6.04, Guarantees by the Borrower of Indebtedness of any Subsidiary;

         (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets by the Borrower or such Subsidiary (other than assets that are an integral part of any of the telecommunications or data network systems of the Borrower and its Subsidiaries or other assets that become accessions to such assets or the removal or loss of which would adversely affect the value of any such assets), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) any such Indebtedness incurred in connection with any particular acquisition, construction or improvement shall not exceed 90% of the cost of such acquisition, construction or improvement; provided further that the aggregate principal amount of such Indebtedness (and Indebtedness incurred to refinance such Indebtedness permitted by clause (f) below) shall not exceed $10,000,000 at any time outstanding;

         (e) Indebtedness outstanding on the Effective Date and set forth on
Schedule 6.01;

         (f) Indebtedness of the Borrower incurred to refinance any Indebtedness referred to in clause (d) or (e) above and Indebtedness of any Subsidiary incurred to refinance any Indebtedness of such Subsidiary referred to in clause
(d) or (e) above; provided that (i) the principal amount of any such Indebtedness does not exceed the principal amount of, plus accrued interest and any prepayment premiums applicable to, the Indebtedness refinanced thereby, (ii) any such Indebtedness has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness refinanced thereby, (iii) any such Indebtedness has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness refinanced thereby (determined immediately prior to giving effect to such refinancing), (iv) any such Indebtedness does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into account in determining compliance with clause
(iii) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness refinanced thereby, (v) any such Indebtedness shall not be secured by any Lien other than Liens on assets securing the Indebtedness being refinanced thereby, and shall not be Guaranteed by any Subsidiary other than any Subsidiary that Guaranteed the Indebtedness being refinanced thereby, and (vi) if the Indebtedness being refinanced is subordinated to the Obligations, then such refinancing Indebtedness shall be subordinated to the Obligations on terms no less favorable to the Lenders than the Indebtedness being refinanced;

         (g) Indebtedness of the Borrower that constitutes a Primary Subordinated Obligation;

         (h) other unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; and

               (i) FCC Debt and Permitted License Acquisition Debt of any License Subsidiary incurred to finance the purchase of any FCC License owned by such License Subsidiary; provided that (i) the aggregate principal amount of FCC Debt and Permitted License Acquisition Debt of any License Subsidiary shall not exceed 75% of the sum of such principal amount plus the additional cash consideration paid to acquire the FCC License or Licenses acquired by such License Subsidiary, and (ii) the aggregate principal amount of Permitted License Acquisition Debt incurred on a cumulative basis during the term of this Agreement shall not exceed [*].

               SECTION 6.02. Liens. (a) The Borrower will not, nor will it permit any Subsidiary Loan Party to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                (i) Liens created under the Security Documents;

                (ii) Permitted Encumbrances;

                (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary Loan Party and (B) such Lien shall secure only those obligations which it secures on the date hereof and refinancings thereof that satisfy the criteria set forth in clause
        (f) of Section 6.01;

               (iv) any Lien existing on any property or asset prior to the date that such property or asset was first acquired by the Borrower or any Subsidiary or any Affiliate thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary Loan Party and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinan-


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

        cings thereof that satisfy the criteria set forth in clause (f) of
        Section 6.01;

                (v) Liens on fixed or capital assets (other than assets that are an integral part of any of the telecommunications or data network systems of the Borrower and its Subsidiaries or other assets that become accessions to such assets or the removal or loss of which would adversely affect the value of any such assets) acquired, constructed or improved by the Borrower or a Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by clause (d) of Section 6.01 or a refinancing thereof permitted by clause (f) of Section 6.01, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary Loan Party; and

                (vi) any Lien on any FCC License owned by any License Subsidiary securing FCC Debt of such Subsidiary incurred to finance the purchase of such FCC License.

               (b) Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary Loan Party to, create any Lien (other than any Permitted Encumbrance, Liens created under the Security Documents and Liens permitted by clause (vi) of Section 6.01(a) above) on any FCC License.

               SECTION 6.03. Fundamental Changes; Corporate Structure. (a) Neither Holding nor the Borrower will, nor will they permit any Subsidiary Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of any Subsidiary Loan Party (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into any other Subsidiary, (ii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to another Subsidiary, (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the Lenders or (iv) a Subsidiary may merge as contemplated by clause (vi) of Section 6.04(a) in connection with the ChaseTel Acquisition.

               (b) The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than the wireless telecommunications and data networking business and businesses reasonably related thereto, in each case in the United States.

               (c) The Borrower will conduct business through one or more operating Subsidiaries, which Subsidiaries shall own all equipment and other assets (other than FCC Licenses and Equipment Site Interests) used to conduct such business.

               (d) The Borrower will conduct business as a holding company and will not own any material assets other than investments in the Subsidiaries. Each Subsidiary will be wholly owned by the Borrower and will be either (i) an operating Subsidiary formed for the purpose of conducting business in one or more geographical markets as contemplated by paragraph (c) above or (ii) a Real Estate Subsidiary.

               (e) The Borrower will not issue any Equity Interests (or warrants, options or other rights in respect thereof) other than shares of common stock issued to Holdings that are pledged pursuant to the Borrower Pledge Agreement. The Borrower will not permit any Subsidiary Loan Party to issue any Equity Interests (or warrants, options or other rights in respect thereof) other than (i) Equity Interests issued by Subsidiaries to the Borrower that are pledged pursuant to the Borrower Pledge Agreement and (ii) Equity Interests issued by License Subsidiaries to the Parent that are pledged pursuant to the Parent Pledge Agreement.

               (f) The Borrower will not (i) have any Subsidiaries organized in a jurisdiction outside the United States of America or (ii) permit any Collateral or other assets owned by the Borrower or any Subsidiary to be located in a jurisdiction outside of the United States.

               (g) Holdings will not issue any Equity Interests (or warrants, options or other rights in respect thereof) other than (i) Equity Interests issued to the Parent,

(ii) shares of common stock of Holdings issued to Persons other than the Parent or any Affiliate of the Parent and that do not result in a Change of Control and
(iii) Permitted Preferred Stock of Holdings issued in compliance with the applicable provisions of this Agreement. The Net Proceeds of any such Equity Interests issued by Holdings shall be contributed by Holdings to the Borrower as common equity (except any such Net Proceeds retained by Holdings to pay interest on Permitted Holdings Debt or to pay the ChaseTel Earnout).

               SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions; Asset Sales. (a) The Borrower will not, nor will it permit any Subsidiary Loan Party to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                (i) Permitted Investments;

                (ii) investments by the Borrower in Equity Interests in the Subsidiaries;

                (iii) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower; provided that all such loans and advances shall be evidenced by promissory notes pledged pursuant to the Borrower Pledge Agreement and shall be subordinated to the Obligations as provided in the Subordination Agreement;

                (iv) Guarantees by the Borrower of obligations of the Subsidiaries;

                (v) investments by the Borrower and the Subsidiaries received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                (vi) the ChaseTel Acquisition may be consummated; provided that
        (A) the ChaseTel Acquisition shall be consummated in accordance with the ChaseTel Purchase Agreement, without giving effect to any amendment or modification thereto or waiver thereunder that has not been approved by the Required Lenders (which approval shall not be unreasonably withheld), (B) ChaseTel shall become a wholly owned Subsidiary, either as a result of the ChaseTel Acquisition or by merger with a wholly owned Subsidiary promptly upon consummation of the ChaseTel Acquisition, (C) ChaseTel Licensee shall become a License Subsidiary as a result of the ChaseTel Acquisition, (D) neither the Borrower nor any Subsidiary Loan Party shall be directly or indirectly liable for the ChaseTel Earnout (except that the Borrower may agree to be liable therefor, subject to the same conditions that would apply to Restricted Payments pursuant to clause (c) of Section 6.06, and provided that any such obligation of the Borrower shall be subordinated to the Obligations on terms satisfactory to the Administrative Agent), (E) the ChaseTel Indebtedness shall be fully repaid (or, in the case of any such Indebtedness owing to the Parent or any of its subsidiaries, including the Borrower, forgiven and discharged without consideration) and all Liens securing the ChaseTel Indebtedness shall be released and terminated upon consummation of the ChaseTel Acquisition and (F) the Collateral and Guarantee Requirement shall be satisfied promptly upon consummation of the ChaseTel Acquisition; and

                (vii) Permitted ChaseTel Financing.

               (b) The Borrower will not, nor will it permit any Subsidiary Loan Party to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest in any other Person owned by it, except:

                (i) sales of inventory, obsolete, uneconomic or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

                (ii) transfers constituting investments permitted by paragraph
        (a) of this Section or Restricted Payments permitted by Section 6.06;

                (iii) sales, transfers and dispositions by the Borrower or a Subsidiary to the Borrower or a Subsidiary;

                (iv) prior to consummation of the ChaseTel Acquisition, the Borrower or a Subsidiary may resell to ChaseTel equipment purchased by the Borrower or a Subsidiary pursuant to the Purchase Agreement, in accordance with paragraph (c) of this Section; and

                (v) other sales and dispositions by the Borrower and the Subsidiaries of assets (other than Equity Interests in any Subsidiary) with a fair market value not exceeding, in the aggregate, $1,000,000 during any fiscal year of the Borrower;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than pursuant to clause (iii) above) shall be made for fair value and solely for cash consideration (except that sales pursuant to clause (iv) above shall be made as provided in paragraph (c) below).

               (c) Prior to consummation of the ChaseTel Acquisition (but not after the date that is one year after the Effective Date), the Borrower or a Subsidiary may resell to ChaseTel any equipment purchased by the Borrower or a Subsidiary pursuant to the Purchase Agreement and may finance any such sale with Permitted ChaseTel Financing (referred to in clause (b) of the definition of "Permitted ChaseTel Financing") in a principal amount equal to the Purchase Price paid or payable in respect of such equipment; provided that:

                (i) the price at which any such equipment is sold to ChaseTel shall be equal to the price at which such equipment was purchased pursuant to the Purchase Agreement;

                (ii) the obligation of ChaseTel to pay the purchase price for such equipment shall be financed with such Permitted ChaseTel Financing in a principal amount equal to such purchase price, bearing interest at a rate that is not less than the rate of interest applicable to the Loans hereunder;

                (iii) if any payment is received by the Borrower or any Subsidiary from or on behalf of ChaseTel in respect of any such resale of equipment or any such Permitted ChaseTel Financing, then such payment shall be applied to prepay an equal principal amount of the outstanding Borrowings hereunder;

                (iv) the Borrower shall notify the Administrative Agent of each resale of equipment to ChaseTel pursuant to this paragraph at or prior to the date of such resale, which notice shall specify the Purchase Price of the equipment being resold; and

                (v) neither the Borrower nor any Subsidiary shall sell to or finance any equipment for ChaseTel as contemplated hereby that would result in the total Purchase Price of all such equipment exceeding $40,000,000.

               SECTION 6.05. Hedging Agreements. The Borrower will not, nor will it permit any of the Subsidiary Loan Parties to, enter into any Hedging Agreement, other than Hedging Agreements required by Section 5.14 and other Hedging Agreements entered into by the Borrower in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

               SECTION 6.06. Restricted Payments. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends and distributions to the Borrower,
(c) after the Parent pays the ChaseTel Earnout (but in any event not prior to January 1, 2006), the Borrower may make Restricted Payments in an aggregate amount not exceeding the lesser of $41,000,000 and the amount of such ChaseTel Earnout paid by the Parent (and Holdings may make Restricted Payments with the proceeds of any such Restricted Payments received by Holdings), provided that at the time of and after giving effect to any such Restricted Payment (i) no Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with Sections 6.18 and 6.19 determined on a pro forma basis as of the last day of the most recently ended calendar quarter of the Borrower for which financial statements are available as though such payment had been made on the first day of each relevant period for testing compliance with such covenant, and (iii) the ratio of Annualized EBIDTA to Fixed Charges shall be greater than or equal to 1.0 to 1.0 and (d) the Borrower may make Restricted Payments at the time that any scheduled interest payment is due in respect of any Permitted Holdings Debt, in an aggregate amount not exceeding the aggregate amount of such interest payment; provided that (i) at the time of and after giving effect to any such Restricted Payment, no Default shall have occurred and be continuing, (ii) such Restricted Payments shall be applied to make such interest payment, (iii) no such Restricted Payments shall be made prior to the earlier of (A) June 30, 2005, (B) the date that is five years after the date of issuance of any Permitted Holdings Debt and (C) the date on which the Borrower shall have repaid at least 40% of the aggregate principal amount of the Loans that were outstanding at the end of the Availability Period, and (iv) the aggregate amount of Restricted Payments made in reliance upon this clause (d) shall not exceed $65,000,000 during any 12-month period.

               SECTION 6.07. Transactions with Affiliates. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary Loan Party to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary Loan Party than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (iii) any Restricted Payment permitted by Section 6.06, and (iv) transactions expressly contemplated by the Intercompany Agreements that are conducted in accordance with the terms of the Intercompany Agreements.

               (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary Loan Party to, create, incur, assume or permit to exist any Indebtedness (or any other obligation or liability of the type defined as a "Subordinated Obligation" in the Subordination Agreement) owing to or for the benefit of the Parent or any other Affiliate of Holdings, the Borrower or any Subsidiary Loan Party, unless (i) such Affiliate shall have become a party to the Subordination Agreement and agreed to subordinate such Indebtedness (or such other obligation or liability) as provided therein and (ii) in the case of any such Indebtedness, such Indebtedness is evidenced by one or more promissory notes or similar instruments that are pledged pursuant to the Pledge Agreement.

               SECTION 6.08. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary Loan Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or to Guarantee Indebtedness of the Borrower; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document and (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

               SECTION 6.09. Repayment of Indebtedness. The Borrower will not, nor will it permit any Subsidiary Loan Party to, make any Repayment in respect of, or make any payment in violation of any subordination terms of, any Indebtedness of the Borrower or any Subsidiary Loan Party except (a) any Repayment of Indebtedness resulting in a prepayment of Loans pursuant to Section 2.09(d) and (b) Repayments described in any of the clauses of the proviso to
Section 2.09(d).

               SECTION 6.10. Intercompany Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary Loan Party to, enter into any agreement or arrangement after the date hereof that would constitute an Intercompany Agreement without the prior written approval of the Required Lenders.

               SECTION 6.11. Limitation on Sale-Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary Loan Party to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

               SECTION 6.12. Equipment Site Interests and Real Estate Subsidiaries. The Borrower will not permit any Equipment Site Interests to be owned or acquired by any Person other than a Subsidiary that (a) is wholly owned directly by the Borrower, (b) does not engage in any business or activity other than the ownership of Equipment Site Interests and activities incidental thereto, (c) does not own or acquire any assets other than Equipment Site Interests, cash and Permitted Investments and (d) does not have or incur any Indebtedness or other liabilities other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities (any such Subsidiary satisfying the foregoing requirements, a "Real Estate Subsidiary"). The Equipment Site Interests relating to all sites in any particular state shall be owned by a separate Real Estate Subsidiary.

               SECTION 6.13. FCC Licenses and License Subsidiaries. The Borrower will not permit any FCC License to be owned or acquired by any Person other than a corporation that (a) is wholly owned directly by the Parent, (b) does not engage in any business or activity other than the ownership of one or more FCC Licenses and activities incidental thereto, (c) does not own or acquire any assets other than one or more FCC Licenses, cash and Permitted Investments and
(d) does not have or incur any Indebtedness or other liabilities other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, other liabilities incidental to its existence and permitted business and activities and FCC Debt or Permitted License Acquisition Debt incurred to finance the purchase by it of its FCC Licenses (any corporation satisfying the foregoing requirements, a "License Subsidiary"). Each FCC License that is acquired without being financed with FCC Debt or Permitted License Acquisition Debt shall be owned by a License Subsidiary that does not have any liability in respect of any FCC Debt or Permitted License Acquisition Debt. Each FCC License that is financed with FCC Debt or Permitted License Acquisition Debt shall be owned by a separate License Subsidiary (which shall be the only Loan Party liable for such FCC Debt or Permitted License Acquisition Debt), except that any combination of two or more such FCC Licenses that are acquired contemporaneously pursuant to the same acquisition may be owned by the same License Subsidiary if required by the terms of such FCC Debt or Permitted License Acquisition Debt.

               SECTION 6.14. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary Loan Party to, amend, modify or waive any of its rights under (a) any Intercompany Agreement, (b) its certificate of incorporation, by-laws or other organizational documents, (c) the ChaseTel Purchase Agreement, (d) the ChaseTel Credit Agreement or any agreement or instrument securing, guaranteeing or evidencing any Permitted ChaseTel Financing (other than amendments or modifications that do not adversely effect any Permitted ChaseTel Financings) or (e) any agreement or instrument governing or evidencing any Permitted Holdings Debt or FCC Debt.

               SECTION 6.15. Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in any calendar year to exceed the amount set forth below with respect to such calendar year:


               Year                                Amount
               ----                                ------
               1999                                $ 74,000,000
               2000                                $509,000,000
               2001                                $380,000,000
               2002                                $300,000,000
               2003                                $216,000,000
               2004                                $137,000,000
               2005                                $120,000,000
               2006                                $106,000,000
               2007 and thereafter                 $ 90,000,000


               SECTION 6.16. Covered POPS. The Borrower will not permit the total number of Covered POPS at any time during any period set forth below to be less than the number set forth below with respect to such period:


        Period                                     Number
        ------                                     ------
        January 1, 2000 to and
        including March 31, 2000                      275,000

        April 1, 2000 to and
        including June 30, 2000                     1,000,000

        Period                                     Number
        ------                                     ------
        July 1, 2000 to and
        including September 30, 2000                2,700,000

        October 1, 2000 to and
        including December 31, 2000                 2,800,000

        January 1, 2001 to and
        including March 31, 2001                    7,200,000

        April 1, 2001 to and
        including June 30, 2001                     8,700,000

        July 1, 2001 to and
        including September 30, 2001               10,300,000

        October 1, 2001 to and
        including December 31, 2001                12,000,000

        January 1, 2002 to and
        including December 31, 2002                13,400,000

        January 1, 2003 to and
        including December 31, 2003                19,700,000

        January 1, 2004 to and
        including December 31, 2004                21,100,000

        January 1, 2005 to and
        including December 31, 2005                21,600,000

        January 1, 2006 and thereafter             22,000,000


               SECTION 6.17. Subscribers. The Borrower will not permit the total number of Subscribers at any time during any period set forth below to be less than the number set forth below opposite such period:


        Period                                      Number
        ------                                      ------
        January 1, 2000 to and
        including March 31, 2000                      16,500

        April 1, 2000 to and
        including June 30, 2000                       30,000

        July 1, 2000 to and
        including September 30, 2000                  55,000

        Period                                      Number
        ------                                      ------
        October 1, 2000 to and
        including December 31, 2000                   100,000

        January 1, 2001 to and
        including March 31, 2001                      193,000

        April 1, 2001 to and
        including June 30, 2001                       283,000

        July 1, 2001 to and
        including September 30, 2001                  405,000

        October 1, 2001 to and
        including December 31, 2001                   538,000

        January 1, 2002 to and
        including December 31, 2002                   725,000

        January 1, 2003 to and
        including December 31, 2003                 1,370,000

        January 1, 2004 to and
        including December 31, 2004                 1,950,000

        January 1, 2005 to and
        including December 31, 2005                 2,450,000

        January 1, 2006 and thereafter              2,700,000


               SECTION 6.18. Total Indebtedness to Total Capitalization. The Borrower will not permit the ratio of Total Indebtedness to Total Capitalization at any time during any period set forth below to exceed the ratio set forth opposite such period:


        Period                                            Ratio
        ------                                            -----
        Initial Availability Date to and
        including December 31, 2002                      0.67 to 1.0

        January 1, 2003 to and
        including December 31, 2003                      0.60 to 1.0

        January 1, 2004 and thereafter                   0.50 to 1.0


               SECTION 6.19. Total Indebtedness to Annualized EBITDA. The Borrower will not permit the ratio of Total

Indebtedness to Annualized EBITDA as of any date during period set forth below to exceed the ratio set forth below opposite such period:


        Period                                            Ratio
        ------                                            -----
        Janaury 1, 2003 to and
        including March 31, 2003                          40.0 to 1.0

        April 1, 2003 to and
        including June 30, 2003                           15.0 to 1.0

        July 1, 2003 to and
        including September 30, 2003                      10.0 to 1.0

        October 1, 2003 to and
        including December 31, 2003                       7.0 to 1.0

        Janaury 1, 2004 and thereafter                    5.0 to 1.0


               SECTION 6.20. Consolidated EBITDA to Cash Interest Expense. The Borrower will not permit the ratio of Consolidated EBITDA to Cash Interest Expense for any period of four consecutive calendar quarters ending during any period set forth below to be less than the ratio set forth opposite such period:


        Period                                     Ratio
        ------                                     -----
        Janaury 1, 2003 to and
        including March 31, 2003                   0.6 to 1.0

        April 1, 2003 to and
        including June 30, 2003                    1.25 to 1.0

        July 1, 2003 to and
        including September 30, 2003               1.5 to 1.0

        October 1, 2003 to and
        including December 31, 2003                1.75 to 1.0

        January 1, 2004 and thereafter             2.0 to 1.0

               SECTION 6.21. Minimum Gross Revenue. (a) After the earlier to occur of (i) the last day of the first full calender quarter ending after the consummation of the ChaseTel Acquisition in accordance with Section 6.04 and
(ii) September 30, 2000, the Borrower will not permit the consolidated revenue of the Borrower and the Subsidiary Loan Parties during any calendar quarter ending on a date set forth below to be less than the amount set forth below opposite such date:


        Calendar Quarter Ending                    Amount
        -----------------------                    ------
        December 31, 1999                   $  1,330,000

        March 31, 2000                      $  2,300,000

        June 30, 2000                       $  4,200,000

        September 30, 2000                  $  8,200,000

        December 31, 2000                   $ 15,200,000

        March 31, 2001                      $ 22,000,000

        June 30, 2001                       $ 32,000,000

        September 30, 2001                  $ 44,000,000


        (b) The Borrower will not permit the consolidated revenue of the Borrower and the Subsidiary Loan Parties during any calendar year ending on a date set forth below to be less than the amount set forth below opposite such date:


        Calendar Year Ending                Amount
        --------------------                ------
        December 31, 2001                   $146,400,000

        December 31, 2002                   $242,900,000

        December 31, 2003                   $322,800,000

        December 31, 2004                   $355,200,000

        December 31, 2005
        and thereafter                      $375,000,000

               SECTION 6.22. Activities of Holdings. Holdings will not engage in any business or activity other than the ownership of all the outstanding Equity Interests of the Borrower and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of common stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, other liabilities incidental to its existence and liabilities in respect of Permitted Holdings Debt or the ChaseTel Earnout). Holdings will not create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except Liens created under the Loan Documents and Permitted Encumbrances.

                                   ARTICLE VII

                                Events of Default

               If any of the following events ("Events of Default") shall occur:

                (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
        (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect when made or deemed made;

                (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.10 or in Article VI;

                (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                (i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,
        (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                (j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment;

                (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding
        (i) $1,000,000 in any year or (ii) $5,000,000 for all periods;

                (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreements;

                (n) a Change in Control shall occur;

                (o) the loss, revocation, suspension or material impairment of any material FCC License shall occur; or

                (p) Lucent shall terminate the Purchase Agreement as a result of any default or breach by the Borrower thereunder, or the Borrower shall terminate the Purchase Agreement other than by reason of a default or breach by Lucent thereunder;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                                   The Agents

               Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

               The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Loan Parties that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

               The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper

Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

               Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

               Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

               Each Lender acknowledges and agrees to the terms of the Collateral Agency Agreement and to the appointment of the Collateral Agent to act as collateral agent under the Collateral Agency Agreement and the other Security Documents.

                                   ARTICLE IX

                                  Miscellaneous

               SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (a) if to Holdings or the Borrower, to it at 10307 Pacific Center Court, San Diego, California 92121, Attention of President (Telecopy No. (619) 882-6010);

                (b) if to the Collateral Agent, to it as provided in the Collateral Agency Agreement;

                (c) if to the Administrative Agent, to it at 283 King George Road, Warren, New Jersey 07059, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 559-1711);

                (d) if to Lucent, to it at 283 King George Road, Warren, New Jersey 07059, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 559-1711); and

                (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest on such Loan, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or any substantial part of the Collateral from the Lien of any Security Document (except as expressly provided in such Security Document), without the written consent of each Lender, (vii) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee or (viii) change any provisions of any Security Document in a manner that adversely affects the pro rata security of the Loans in relation to any other Eligible Secured Debt, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent without the prior written consent of such Agent.

               SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Lucent and each Agent, including the reasonable fees, charges and disbursements of counsel for Lucent or the Agents, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers thereof (whether or not the transactions contemplated hereby are consummated) and (ii) all reasonable out-of-pocket expenses incurred by either Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for either Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

               (b) The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property at any time owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans and Commitments at the time.

               (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

               SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to Lucent, a Lender or an Affiliate of Lucent or a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) in the case of an assignment to a competitor of the Borrower or any of its Subsidiaries (or any Affiliate of any such competitor) or in the case of an assignment of a Commitment (other than to an Eligible Assignee), the Borrower must give its prior written consent to such assignment (which consent, except in the case of an assignment to any such competitor or Affiliate of a competitor, shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to Lucent, a

Lender or an Affiliate of Lucent or a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment and Loans, the amount of the Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower otherwise consents, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause
(iv) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's rights and obligations in respect of (A) Loans separately from (or without assigning) Commitments, (B) Commitments separately from (or without assigning) Loans or (C) Commitments that are not Contingent Commitments separately from (or without assigning) Contingent Commitments, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

               (f) A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the Borrower's agreement to cooperate with Lucent with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to Lucent or either Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

               SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings or the Borrower or its properties in the courts of any jurisdiction.

               (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is publicly available or available to either Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   CRICKET COMMUNICATIONS INC.,

                                   by
                                     -----------------------------------------
                                     Name:
                                     Title:

                                   CRICKET WIRELESS COMMUNICATIONS INC.,

                                   by
                                     -----------------------------------------
                                     Name:
                                     Title:

                                   LUCENT TECHNOLOGIES INC., individually and as Administrative Agent,

                                   by
                                     -----------------------------------------
                                     Name:
                                     Title:

                                                                   SCHEDULE 2.01

                                   COMMITMENTS


                                                             Commitment
Lender                                                         Amount
------                                                       ----------
Lucent Technologies Inc.                                    $641,000,000